   AS FILED WITH THE SECURITIES AND EXCHANGE COMMISSION ON OCTOBER 25, 1995

                                                        REGISTRATION NO. 33-

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                      SECURITIES AND EXCHANGE COMMISSION
                            WASHINGTON, D.C. 20549
                               ---------------
                                   FORM S-3
                            REGISTRATION STATEMENT
                                     UNDER
                          THE SECURITIES ACT OF 1933
                               ---------------
                      BELLSOUTH TELECOMMUNICATIONS, INC.

         A GEORGIA CORPORATION             I.R.S. EMPLOYER NO. 58-0436120
            675 West Peachtree Street, N.E., Atlanta, Georgia 30375
                        Telephone Number (404) 529-8611

                               Agent for Service
 BLAIR S. PARROTT, JR. BELLSOUTH CORPORATION 1155 PEACHTREE STREET, N.E. 15G03
                          ATLANTA, GEORGIA 30309-3610
                               ---------------
                 Please send copies of all communications to:
            ERIC B. RUDOLPH                       KEITH L. KEARNEY
    675 WEST PEACHTREE STREET, N.E.             DAVIS POLK & WARDWELL
              SUITE 4300                        450 LEXINGTON AVENUE
        ATLANTA, GEORGIA 30375                NEW YORK, NEW YORK 10017

                               ---------------
  APPROXIMATE DATE OF COMMENCEMENT OF PROPOSED SALE TO THE PUBLIC: From time to time after the Registration Statement becomes effective.
  If the only securities being registered on this Form are being offered pursuant to dividend or interest reinvestment plans, please check the following box. [_]
  If any of the securities being registered on this Form are to be offered on a delayed or continuous basis pursuant to Rule 415 under the Securities Act of 1933, other than securities offered only in connection with dividend or interest reinvestment plans, check the following box. [X]
  If this Form is filed to register additional securities for an offering pursuant to Rule 462(b) under the Securities Act, please check the following box and list the Securities Act registration statement number of the earlier
effective registration statement for the same offering. [_] 33-[   ]
  If this Form is a post-effective amendment filed pursuant to Rule 462(c) under the Securities Act, check the following box and list the Securities Act registration statement number of the earlier effective registration statement
for the same offering. [_] 33-[   ]
  If delivery of the prospectus is expected to be made pursuant to Rule 434, please check the following box. [_]

                        CALCULATION OF REGISTRATION FEE
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
                                 AMOUNT     PROPOSED MAXIMUM PROPOSED MAXIMUM  AMOUNT OF
  TITLE OF EACH CLASS OF         TO BE       OFFERING PRICE     AGGREGATE     REGISTRATION
SECURITIES TO BE REGISTERED    REGISTERED      PER UNIT*     OFFERING PRICE*      FEE
------------------------------------------------------------------------------------------
 Debt Securities........     $1,000,000,000       100%        $1,000,000,000    $344,828

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* Estimated solely for the purpose of calculating the registration fee pursuant to Rule 457(a), and exclusive of accrued interest, if any.
                               ---------------
  THE REGISTRANT HEREBY AMENDS THIS REGISTRATION STATEMENT ON SUCH DATE OR DATES AS MAY BE NECESSARY TO DELAY ITS EFFECTIVE DATE UNTIL THE REGISTRANT SHALL FILE A FURTHER AMENDMENT WHICH SPECIFICALLY STATES THAT THIS REGISTRATION STATEMENT SHALL THEREAFTER BECOME EFFECTIVE IN ACCORDANCE WITH
SECTION 8(A) OF THE SECURITIES ACT OF 1933 OR UNTIL THE REGISTRATION STATEMENT SHALL BECOME EFFECTIVE ON SUCH DATE AS THE COMMISSION, ACTING PURSUANT TO SAID
SECTION 8, MAY DETERMINE.

  PURSUANT TO RULE 429 UNDER THE SECURITIES ACT OF 1933, THE PROSPECTUS INCLUDED IN THIS REGISTRATION STATEMENT ALSO RELATES TO $400 MILLION OF DEBT SECURITIES REGISTERED AND REMAINING UNISSUED UNDER REGISTRATION STATEMENT NO. 33-60351 PREVIOUSLY FILED BY REGISTRANT, IN RESPECT OF WHICH $137,931 HAS BEEN PAID TO THE COMMISSION AS FILING FEE.

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

++++++++++++++++++++++++++++++++++++++++++++++++++++++++++++++++++++++++++++++++
+INFORMATION CONTAINED HEREIN IS SUBJECT TO COMPLETION OR AMENDMENT. A         +
+REGISTRATION STATEMENT RELATING TO THESE SECURITIES HAS BEEN FILED WITH THE + +SECURITIES AND EXCHANGE COMMISSION. THESE SECURITIES MAY NOT BE SOLD NOR MAY +
+OFFERS TO BUY BE ACCEPTED PRIOR TO THE TIME THE REGISTRATION STATEMENT        +
+BECOMES EFFECTIVE. THIS PROSPECTUS SHALL NOT CONSTITUTE AN OFFER TO SELL OR + +THE SOLICITATION OF AN OFFER TO BUY NOR SHALL THERE BE ANY SALE OF THESE + +SECURITIES IN ANY STATE IN WHICH SUCH OFFER, SOLICITATION OR SALE WOULD BE + +UNLAWFUL PRIOR TO REGISTRATION OR QUALIFICATION UNDER THE SECURITIES LAWS OF +
+ANY SUCH STATE.                                                               +
++++++++++++++++++++++++++++++++++++++++++++++++++++++++++++++++++++++++++++++++
                 PRELIMINARY PROSPECTUS--SUBJECT TO COMPLETION

PROSPECTUS

                                 $1,400,000,000

                       BELLSOUTH TELECOMMUNICATIONS, INC.

                                DEBT SECURITIES

  BellSouth Telecommunications, Inc. (the "Company") may offer, in one or more issues, up to $1,400,000,000 aggregate principal amount of its debt securities (the "Securities") on terms to be determined at the time the Securities are offered for sale. When a particular issue of the Securities is offered, a prospectus supplement ("Prospectus Supplement"), together with this prospectus, will be delivered setting forth the terms of the Securities, including, where applicable, the specific designation, aggregate principal amount, denominations, maturity, rate of any interest (or manner of calculation thereof) and time of payment thereof, any redemption provisions, the initial public offering price, the names of the underwriters, dealers or agents, any compensation to such underwriters, dealers or agents and any other specific terms in connection with the offering and sale of the Securities.

                                  -----------

 THESE SECURITIES  HAVE NOT  BEEN  APPROVED OR  DISAPPROVED BY  THE SECURITIES
  AND EXCHANGE  COMMISSION OR  ANY  STATE SECURITIES  COMMISSION NOR  HAS THE
   COMMISSION OR ANY STATE SECURITIES COMMISSION PASSED UPON THE ACCURACY OR
    ADEQUACY OF  THIS PROSPECTUS. ANY  REPRESENTATION TO THE CONTRARY  IS A
     CRIMINAL OFFENSE.

                                  -----------

                THE DATE OF THIS PROSPECTUS IS OCTOBER  , 1995.

  NO DEALER, SALESMAN OR OTHER PERSON HAS BEEN AUTHORIZED TO GIVE ANY INFORMATION OR TO MAKE ANY REPRESENTATIONS OTHER THAN THOSE CONTAINED OR INCORPORATED BY REFERENCE IN THIS PROSPECTUS AND, IF GIVEN OR MADE, SUCH INFORMATION OR REPRESENTATIONS MUST NOT BE RELIED UPON AS HAVING BEEN AUTHORIZED BY THE COMPANY OR ANY UNDERWRITER. NEITHER THE DELIVERY OF THIS PROSPECTUS NOR ANY SALE MADE HEREUNDER SHALL UNDER ANY CIRCUMSTANCES CREATE AN IMPLICATION THAT THERE HAS BEEN NO CHANGE IN THE AFFAIRS OF THE COMPANY SINCE THE DATE HEREOF. THIS PROSPECTUS DOES NOT CONSTITUTE AN OFFER TO SELL OR A SOLICITATION OF AN OFFER TO BUY SECURITIES IN ANY JURISDICTION TO ANY PERSON TO WHOM IT IS UNLAWFUL TO MAKE SUCH OFFER OR SOLICITATION IN SUCH JURISDICTION.

                               ----------------

                             AVAILABLE INFORMATION

  The Company is subject to the informational requirements of the Securities Exchange Act of 1934, as amended ("Exchange Act"), and in accordance therewith files reports and other information with the Securities and Exchange Commission ("SEC"). Such reports and other information filed by the Company can be inspected and copied at the public reference facilities of the SEC, Room 1024, Judiciary Plaza, 450 Fifth Street, N.W., Washington, D.C. 20549, as well as at the following SEC Regional Offices: 13th Floor, 7 World Trade Center, New York, NY 10048 and Suite 1400, Northwestern Atrium Center, 500 West Madison Street, Chicago, IL 60661-2511. Such material can also be inspected at the New York Stock Exchange. Copies can be obtained from the SEC by mail at prescribed rates. Requests should be directed to the SEC's Public Reference Section, Room 1024, Judiciary Plaza, 450 Fifth Street, N.W., Washington D.C. 20549.

  The Company is not required to deliver annual reports to its security holders pursuant to the Exchange Act or any stock exchange requirement. Copies of its annual, quarterly and periodic reports to the SEC on Forms 10-K, 10-Q and 8-K (containing financial information audited by independent accountants in the case of its annual report on Form 10-K) are required to be furnished to the trustee under the indenture or indentures pursuant to which the Securities will be issued.

  The Company has registered the Securities with the SEC pursuant to
Registration Statement Nos. 33-60351 and 33-      on Form S-3 (together with
all amendments and exhibits thereto, the "Registration Statements") under the Securities Act of 1933, as amended ("Securities Act"). This Prospectus does not contain all of the information set forth in the Registration Statements, certain parts of which are omitted in accordance with the rules and regulations of the SEC. For further information, reference is made to the Registration Statements.

                    INCORPORATION OF DOCUMENTS BY REFERENCE

  The following documents have been filed by the Company with the SEC and are hereby incorporated herein by reference:

    Annual Report on Form 10-K for the year ended December 31, 1994.

    Quarterly Reports on Form 10-Q for the quarters ended March 31, and June 30, 1995.

    Current Reports on Form 8-K for May 18, June 30 and October 1, 1995.

  All documents filed by the Company pursuant to Section 13(a), 13(c), 14 or 15(d) of the Exchange Act subsequent to the date of this Prospectus and prior to the termination of the offering of the Securities shall be deemed to be incorporated by reference in this Prospectus and to be a part hereof from the date of filing of such documents.

  COPIES OF THE ABOVE DOCUMENTS (OTHER THAN EXHIBITS TO SUCH DOCUMENTS) MAY BE OBTAINED UPON REQUEST WITHOUT CHARGE FROM THE VICE PRESIDENT AND COMPTROLLER OF THE COMPANY, 675 WEST PEACHTREE STREET, N.E., ATLANTA, GEORGIA 30375 (TELEPHONE NUMBER (404) 529-8611).

                                  THE COMPANY

  The Company is an operating telephone company, wholly owned by BellSouth Corporation, which provides predominantly tariffed telecommunications services to approximately two-thirds of the population and one-half of the territory within Alabama, Florida, Georgia, Kentucky, Louisiana, Mississippi, North Carolina, South Carolina and Tennessee. It is the surviving corporation from the merger, effective at midnight on December 31, 1991, of South Central Bell Telephone Company ("South Central Bell") and BellSouth Services Incorporated, a jointly-owned service subsidiary of South Central Bell and Southern Bell Telephone and Telegraph Company ("Southern Bell"), with and into Southern Bell. At the same time Southern Bell's name was changed to "BellSouth Telecommunications, Inc."

  The Company is a Georgia corporation and has its principal executive offices at 675 West Peachtree Street, N.E., Atlanta, Georgia 30375 (telephone number
(404) 529-8611).

                                USE OF PROCEEDS

  The Company intends to apply the net proceeds from the sale of the Securities primarily toward refinancing debt and also for general corporate purposes. The Company intends to offer Securities from time to time for refinancing purposes when and as prevailing interest rates and other market conditions are advantageous.

                           DESCRIPTION OF SECURITIES

  The following description sets forth certain general terms and provisions of the Securities to which any Prospectus Supplement may relate. The particular terms and provisions of the Securities offered by a Prospectus Supplement, and the extent to which such general terms and provisions described below may apply thereto, will be described in the Prospectus Supplement.

GENERAL INDENTURE PROVISIONS

  The Securities are to be issued in one or more series (a "Series") under an indenture or indentures (the "Indenture") entered or to be entered into between the Company and one or more trustees (the "Trustee"). The following summaries of certain provisions of the Securities and the Indenture do not purport to be complete and are subject to, and are qualified in their entirety by reference to, all provisions of the Indenture. Particular sections of the Indenture which are relevant to the discussion are cited parenthetically. Capitalized terms used in this Prospectus which are defined in the Indenture shall have the same meaning herein as in the Indenture. "Principal" when used herein includes, when appropriate, the premium, if any.

  The Indenture does not limit the amount of securities, other than the Securities, which may be issued or the amount of debt which may be incurred by the Company. Reference is made to the Prospectus Supplement for the following terms of the Securities being offered hereby: (i) the title of the Securities;
(ii) the date on which the principal of the Securities will mature; (iii) the rate, if any, at which the Securities will bear interest, the date or dates from which any such interest will accrue and on which such interest will be payable; (iv) any redemption or sinking fund provisions; (v) if other than the principal amount thereof, the portion of the principal amount of Securities which will be payable upon declaration of acceleration of the maturity thereof; and (vi) any additional provisions or other special terms not inconsistent with the provisions of the Indenture, including any terms which may be required by or advisable under United States laws or regulations or advisable in connection with the marketing of the Securities.

  The Securities will be issuable initially only as registered Securities without coupons in denominations of $1,000 and any integral multiple of $1,000. Principal and premium are to be payable at the office or agency of the Company designated by the Company from time to time. Securities may be presented for transfer or exchange at such office or agency. No service charge will be made for any transfer or exchange.

  The Securities will not be secured. The Company will covenant in the Indenture that if it shall subject to lien any of its property, it will secure the outstanding Securities, and any other of its obligations which may then be outstanding and entitled to the benefit of a similar covenant,* ratably with the indebtedness or obligations secured by such lien, so long as such obligations are so secured. The foregoing covenant will not apply to purchase-money liens, or to deposits to secure public or statutory obligations or with any governmental body for specified purposes. A subsidiary or other affiliate of the Company may subject to lien any property whether or not acquired from the Company. (Section 4.03)

  The Company also will covenant that if in case of certain events -- namely,
(a) any consolidation or merger of the Company and any other corporation, or
(b) any sale or conveyance of the property of the Company as an entirety or substantially as an entirety to any other corporation, or (c) the acquisition by the Company of the property of any other corporation as an entirety or substantially as an entirety -- any of the property owned by the Company immediately prior to such event would thereupon become subject to any lien, the Company prior to such event will secure the outstanding Securities and any other of its obligations which may then be outstanding and entitled to the benefit of a similar covenant;* ratably by a direct lien on all such property of the Company, prior to any lien to which such property would become subject by reason of such event. In case the Securities have been secured pursuant to the provisions described in this paragraph by a direct lien on substantially all of the telephone plant and on all securities of affiliates owned by the Company, the covenants described in this paragraph and the preceding paragraph will no longer be of any effect. As used in the covenants referred to in this paragraph and the following paragraph, the word "securities" will be defined to mean stocks and all indebtedness except indebtedness (other than that arising from borrowing) incurred in the ordinary course of business. (Section 4.04)

  The Indenture will provide that the Company may be discharged from all obligations under outstanding Securities of any Series upon the irrevocable deposit with the Trustee as trust funds solely for the benefit of the holders of such Securities money and/or U.S. Government Obligations (as defined in the Indenture) sufficient to pay and discharge the principal of (and premium, if any) and interest on such Securities. In such event, except in the case of Securities becoming due and payable within one year, the Company shall deliver to the Trustee a ruling from the Internal Revenue Service or an Opinion of Counsel (as defined in the Indenture) to the effect that the holders of such Securities will not recognize income, gain or loss for federal income tax purposes as a result of the payment and discharge and will be subject to federal income tax on the same amount and in the same manner and at the same times as would have been the case if such payment and discharge had not occurred. On substantially the same terms and conditions, the Company may be relieved from the obligation to comply with certain covenants in the Indenture, including those described in the preceding two paragraphs. (Section 11.01)

  The Indenture will contain provisions permitting the Company and the Trustee, with the consent of the holders of not less than 66 2/3% in aggregate principal amount of the Securities at the time outstanding, to modify the Indenture or any supplemental indenture or the rights of the holders of the Securities; provided that no such modification shall (i) extend the fixed maturity of any Securities, or reduce the principal amount thereof, or reduce the rate or extend the time of payment of interest thereon, or reduce any premium payable upon the redemption thereof, without the consent of the holder of each Security so affected, or (ii) reduce the aforesaid percentage of Securities, the consent of the holders of which is required for any such modification, without the consent of the holders of all Securities then outstanding. The Indenture will also contain provisions permitting the Company and the Trustee, without the consent of the holders of Securities, to modify the Indenture or any supplemental indenture or the rights of the holders of the Securities for certain limited purposes. (Section 9.02)

  Under the Indenture an Event of Default with respect to Securities of any Series means, with respect to Securities of such Series: default for 90 days in payment of interest; default in payment of principal or premium; default for 90 days after notice by the Trustee or the holders of at least 25% in aggregate principal amount of Securities of such Series then outstanding in performance of any other covenants in the Indenture; or certain events in bankruptcy, insolvency or reorganization. (Section 6.01)
--------
* Each outstanding issue of long and intermediate term debt of the Company is entitled to the benefit of a similar covenant.

  Subject to the duty of the Trustee during default to act with the specified standard of care, the Trustee before taking any action under the Indenture is entitled to reasonable security or indemnity (Sections 7.01 and 7.02). Subject to such provisions for the indemnification of the Trustee, the holders of a majority of the principal amount of outstanding Securities of a Series may direct the time, method and place for certain actions by the Trustee with respect to Securities of such Series. (Section 6.06)

  Except as may be otherwise described in a Prospectus Supplement, the covenants contained in the Indenture would not afford holders of the Securities protection in the event of a highly-leveraged transaction involving the Company.

GLOBAL SECURITIES

  The Securities of a Series may be issued in the form of one or more fully registered global Securities (a "Global Security") that will be deposited with The Depository Trust Company (the "Depositary") or with a nominee for the Depositary. In such case, one or more Global Securities will be registered in the name of Cede & Co., as nominee for the Depositary and issued in a denomination or aggregate denominations equal to the portion of the aggregate principal amount of outstanding Securities of the Series to be represented by such Global Security or Securities. Unless and until it is exchanged in whole or in part for Securities in definitive registered form, a Global Security may not be transferred except as a whole by the Depositary for such Global Security to a nominee of such Depositary or by a nominee of such Depositary to such Depositary or another nominee of such Depositary or by such Depositary or any such nominee to a successor Depositary or a nominee of such successor. The laws of some States require that certain purchasers of securities take physical delivery of such securities in definitive form. Such limits and such laws may impair the ability to transfer beneficial interests in the Global Security.

  The Depositary has informed the Company that it is a limited-purpose trust company organized under the New York Banking Law, a "banking organization" within the meaning of the New York Banking Law, a member of the Federal Reserve System, a "clearing corporation" within the meaning of the New York Uniform Commercial Code and a "clearing agency" registered pursuant to the provisions of Section 17A of the Exchange Act. The Depositary holds securities that its participants deposit with it. The Depositary also facilitates the settlement among participants of securities transactions, such as transfers and pledges, in deposited securities through electronic computerized book-entry changes in participants' accounts, thereby eliminating the need for physical movement of securities certificates. Direct participants include securities brokers and dealers, banks, trust companies, clearing corporations and certain other organizations. The Depositary is owned by a number of its direct participants and by The New York Stock Exchange, Inc., the American Stock Exchange, Inc. and the National Association of Securities Dealers, Inc. Access to its system is also available to others such as securities brokers and dealers, banks, and trust companies that clear through or maintain a custodial relationship with a direct participant, either directly or indirectly. The rules applicable to the Depositary and its participants are on file with the Commission.

  The specific terms of the depositary arrangement with respect to any portion of a Series of Securities to be represented by a Global Security will be described in the Prospectus Supplement relating to such Series. The Company anticipates that the following provisions will apply to all depositary arrangements.

  Upon the issuance of a Global Security, the Depositary for such Global Security will credit, on its book-entry registration and transfer system, the respective principal amounts of the Securities represented by such Global Security to the accounts of persons that have accounts with such Depositary ("participants"). The accounts to be credited shall be designated by any underwriters or agents participating in the distribution of such Securities. Ownership of beneficial interests in a Global Security will be limited to participants or persons that may hold interests through participants. Ownership of beneficial interests in such Global Security will be shown on, and the transfer of that ownership will be effected only through, records maintained by the Depositary for such Global Security (with respect to interests of participants) or persons that hold interests through participants (with respect to interests of persons other than participants) in accordance with the procedures of the Depositary.

  So long as the Depositary for a Global Security, or its nominee, is the registered owner of such Global Security, such Depositary or such nominee, as the case may be, will be considered the sole owner or holder of the Securities represented by such Global Security for all purposes under the Indenture. Except as set forth below, owners of beneficial interests in a Global Security will not be entitled to have the Securities represented by such Global Security registered in their names, will not receive or be entitled to receive physical delivery of such Securities in definitive form and will not be considered the owners or holders thereof under the Indenture. Accordingly, each person owning a beneficial interest in a Global Security must rely on the procedures of the Depositary for such Global Security and, if such person is not a participant, on the procedures of the participant through which such person owns its interest, to exercise any rights of a holder under the Indenture. The Company understands that under existing industry practices, if the Company requests any action of holders or if an owner of a beneficial interest in a Global Security desires to give or take any action which a holder is entitled to give or take under the Indenture, the Depositary for such Global Security would authorize the participants holding the relevant beneficial interests to give or take such action, and such participants would authorize beneficial owners owning through such participants to give or take such action or would otherwise act upon the instructions of beneficial owners holding through them.

  Principal and interest payments on Securities represented by a Global Security registered in the name of a Depositary or its nominee will be made to such Depositary or its nominee, as the case may be, as the registered owner of such Global Security. None of the Company, the Trustee or any paying agent for such Securities will have any responsibility or liability for any aspect of the records relating to or payments made on account of beneficial ownership interests in such Global Security or for maintaining, supervising or reviewing any records relating to such beneficial ownership interests.

  The Company expects that the Depositary for any Securities represented by a Global Security, upon receipt of any payment of principal or interest, will immediately credit participants' accounts with payments in amounts proportionate to their respective beneficial interests in the principal amount of such Global Security as shown on the records of such Depositary. The Company also expects that payments by participants to owners of beneficial interests in such Global Security held through such participants will be governed by standing instructions and customary practices, as is now the case with the securities held for the accounts of customers registered in "street names" and will be the responsibility of such participants.

  If the Depositary for any Securities represented by a Global Security is at any time unwilling or unable to continue as Depositary and a successor Depositary is not appointed by the Company within 90 days, the Company will issue such Securities in definitive form in exchange for such Global Security. In addition, the Company may at any time and in its sole discretion determine not to have any of the Securities of a Series represented by one or more Global Securities and, in such event, will issue Securities of such Series in definitive form in exchange for all of the Global Security or Securities representing such Securities. In such instance, a beneficial owner of a Global Security will be entitled to physical delivery in definitive form of Securities of such Series represented by the Global Security equal in principal amount to such beneficial interest and to have such Securities registered in its name. Securities so issued in definitive form will be issued as registered Securities in authorized denominations. Any Securities issued in definitive form in exchange for a Global Security will be registered in such name or names as the Depositary shall instruct the Trustee. It is expected that such instructions will be based upon directions received from the Depositary from participants with respect to ownership of beneficial interests in such Global Security.

                             PLAN OF DISTRIBUTION

  The Company may sell the Securities being offered hereby in four ways: (i) directly to purchasers, (ii) through agents, (iii) through underwriters (the "Underwriters") and (iv) through dealers.

  The distribution of the Securities may be effected from time to time in one or more transactions either (i) at a fixed price or prices, which may be changed, (ii) at market prices prevailing at the time of sale, (iii) at prices related to such prevailing market prices or (iv) at negotiated prices.

  In connection with the sale of Securities, Underwriters or agents may receive compensation from the Company or from purchasers of Securities for whom they may act as agents in the form of discounts, concessions or commissions. Underwriters may sell Securities to or through dealers, and such dealers may receive compensation in the form of discounts, concessions or commissions from the Underwriters and/or commissions from the purchasers for whom they may act as agents. Underwriters, dealers and agents that participate in the distribution of Securities may be deemed to be Underwriters, and any discounts or commissions received by them from the Company and any profit on the resale of Securities by them may be deemed to be underwriting discounts and commissions, under the Securities Act. Any such Underwriter or agent will be identified, and any such compensation received from the Company will be described, in the Prospectus Supplement.

  The Underwriters and other persons may be entitled, under agreements which may be entered into with the Company, to indemnification against certain civil liabilities, including liabilities under the Securities Act.

                                LEGAL OPINIONS

  Mr. Roger M. Flynt, Jr., Vice President and General Counsel of the Company, is passing upon the legality of the Securities for the Company, relying on the opinions of other counsel as to certain matters. Mr. Flynt may be deemed to own beneficially 121,042 shares of BellSouth Common Stock, including interests through various BellSouth benefit plans.

  On behalf of dealers, underwriters or agents, Davis Polk & Wardwell is passing upon certain legal matters in connection with the offering of the Securities.

                            INDEPENDENT ACCOUNTANTS

  The financial statements of the Company included in its Annual Report on Form 10-K for the year ended December 31, 1994 and incorporated by reference herein, have been audited by Coopers & Lybrand L.L.P., independent accountants, to the extent and for the periods indicated in their reports relating to such financial statements, which are also incorporated by reference herein, and have been so included in reliance upon the reports of Coopers & Lybrand L.L.P. given upon their authority as experts in auditing and accounting.

                                    PART II

                    INFORMATION NOT REQUIRED IN PROSPECTUS

ITEM 14. OTHER EXPENSES OF ISSUANCE AND DISTRIBUTION.

   Securities and Exchange Commission Filing Fee..................... $344,828
   Rating Agency Fees................................................  300,000*
   Fees and Expenses of Trustees.....................................   35,000*
   Printing and Distribution of Registration Statement, Prospectus,
    Underwriting Agreement, Indenture and Miscellaneous Material.....   60,000*
   Accountants' Fees and Expenses....................................   30,000*
   Blue Sky Fees and Expenses........................................   15,000*
   Miscellaneous Expenses............................................   15,172*
                                                                      --------
       Total......................................................... $800,000
                                                                      ========

--------
  * Estimated.

ITEM 15. INDEMNIFICATION OF DIRECTORS AND OFFICERS.

  As authorized by the Georgia Business Corporation Code (the "GBCC"), the Company's Restated Articles of Incorporation limit the monetary liability of its directors to the Company or its shareholder for any breach of their duty of care or any other duty as a director except (i) for misappropriation of any business opportunity of the Company, (ii) for acts or omissions not in good faith or which constitute intentional misconduct or a knowing violation of law, (iii) for liability for certain unlawful distributions, or (iv) for any transaction from which the director derived an improper personal benefit.

  As authorized by the GBCC, the shareholder of the Company has adopted an amendment to the Bylaws expanding directors' and officers' indemnification rights and has approved a form of Indemnity Agreement which the Company may enter with its directors or officers. A person with whom the Company has entered into such an Indemnity Agreement (an "Indemnitee") shall be indemnified against liabilities and expenses related to such person's capacity as an officer or director or to capacities served with other entities at the request of the Company, except for claims excepted from the limited liability provisions described above. An Indemnitee is also entitled to the benefits of any directors' and officers' liability insurance policy maintained for the Company and in the event of a "change in control" (as defined in the Indemnity Agreement), of BellSouth Corporation, as the parent corporation of the Company, obligations under the Indemnity Agreement will be secured with a letter of credit in favor of the Indemnitee in an amount of not less than $1,000,000. The Company has entered into Indemnity Agreements with each of its directors.

  The GBCC generally empowers a corporation, without shareholder approval, to indemnify directors against liabilities in proceedings to which they are named by reason of serving as a director of the corporation, if such person acted in a manner believed in good faith to be in or not opposed to the best interests of the corporation and, in the case of a criminal proceeding, had no reasonable cause to believe his conduct was unlawful. Without shareholder approval, indemnification is not permitted of a director adjudged liable to the corporation in a proceeding by or in the right of the corporation or a proceeding in which the director is adjudged liable based on a personal benefit improperly received, absent judicial determination that, in view of the circumstances, such person is fairly and reasonably entitled to indemnification of reasonable expenses incurred.

  The GBCC permits indemnification and advancement of expenses to officers who are not directors, to the extent consistent with public policy. The GBCC provides for mandatory indemnification of directors and officers who are successful in defending against any proceeding to which they are named because of their serving in such capacity.

  The Company's Bylaws also provide that the Company shall indemnify any person made or threatened to be made a party to any action (including any action by or in the right of the Company) by reason of service as a director or officer of the Company (or of another entity at the Company's request), against liabilities and expenses if he acted in good faith and in a manner reasonably believed to be in or not opposed to the best interests of the Company (and with respect to any criminal action, had no reasonable cause to believe his conduct was unlawful), to the maximum extent permitted by the GBCC.

  The general limitations in the GBCC as to indemnification may be superseded to the extent of the limited liability provisions (with respect to directors) in the Company's Restated Articles of Incorporation and the Indemnity Agreements, as authorized by the shareholders and as described above.

  The directors and officers of the Company are covered by liability insurance policies pursuant to which (a) they are insured against loss arising from certain claims made against them, jointly or severally, during the policy period for any actual or alleged breach of duty, neglect, error, misstatement, misleading statements, omission or other wrongful act and (b) the Company is entitled to have paid by the insurers, or to have the insurers reimburse the Company for amounts paid by it, in respect of such claims if the Company is required to indemnify officers and directors for such claims.

  Insofar as indemnification for liabilities arising under the Securities Act may be permitted to directors, officers or persons controlling the registrant pursuant to the foregoing provisions, the registrant has been informed that in the opinion of the SEC such indemnification is against public policy as expressed in the Act and is therefore unenforceable.

  Any agents, dealers or underwriters, who execute any of the agreements filed as Exhibit 1 to this registration statement, will agree to indemnify the Company's directors and their officers who signed the registration statement against certain liabilities which might arise under the Securities Act from information furnished to the Company by or on behalf of any such indemnifying party.

ITEM 16. EXHIBITS.

    1*  -- Form of Underwriting Agreement. (Exhibit 1-b to No. 33-29545).
    4   -- Form of Indenture to be used by the Company to issue debt in series.
    4-a -- BellSouth Telecommunications, Inc. Standard Indenture Provisions
           (1995-A Edition).
    4-b -- Form of Supplemental Indenture to be used by the Company to issue debt in series.
    5   -- Opinion and consent of Mr. Roger M. Flynt, Jr., Vice President and
           General Counsel of the Company, as to the legality of the Securities to be issued.
   12   -- Computation of Ratio of Earnings to Fixed Charges.
   23   -- Consent of Coopers & Lybrand L.L.P., independent accountants.
   23-a -- Consent of Mr. Roger M. Flynt, Jr. is contained in Exhibit 5.
   24   -- Powers of Attorney.
   25-a -- Statement of Eligibility of Trustee for First Alabama Bank.
   25-b -- Statement of Eligibility of Trustee for AmSouth Bank of Alabama.
   25-c -- Statement of Eligibility of Trustee for First American National
           Bank.

--------
* Previously filed with the Securities and Exchange Commission and incorporated by reference herein.

ITEM 17. UNDERTAKINGS.

  (a) The undersigned registrant hereby undertakes:

    (1) To file, during any period in which offers or sales are being made, a post-effective amendment to this registration statement:

      (i) To include any prospectus required by Section 10(a)(3) of the Securities Act of 1933;

      (ii) To reflect in the prospectus any facts or events arising after the effective date of the registration statement (or the most recent post-effective amendment thereof) which, individually or in the aggregate, represent a fundamental change in the information set forth in the registration statement (notwithstanding the foregoing, any increase or decrease in volume of securities offered (if the total dollar value of securities offered would not exceed that which was registered) and any deviation from the low or high end of the estimated maximum offering range may be reflected in the form of prospectus filed with the Commission pursuant to Rule 424(b) if, in the aggregate, the changes in volume and price represent no more than a 20% change in the maximum aggregate offering price set forth in the "Calculation of Registration Fee" table in the effective registration statement); and

      (iii) To include any material information with respect to the plan of distribution not previously disclosed in the registration statement or any material change to such information in the registration statement;

provided, however, that paragraphs (a)(1)(i) and (a)(1)(ii) do not apply if the information required to be included in a post-effective amendment by those paragraphs is contained in periodic reports filed by the Registrant pursuant to Section 13 or Section 15(d) of the Securities Exchange Act of 1934 that are incorporated by reference in the registration statement.

    (2) That, for the purpose of determining any liability under the Securities Act of 1933, each such post-effective amendment shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

    (3) To remove from registration by means of a post-effective amendment any of the securities being registered which remain unsold at the termination of the offering.

  (b) The undersigned registrant hereby undertakes that, for purposes of determining any liability under the Securities Act of 1933, each filing of the registrant's annual report pursuant to Section 13(a) or Section 15(d) of the Securities Exchange Act of 1934 that is incorporated by reference in the registration statement shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

  (c) Insofar as indemnification for liabilities arising under the Securities Act of 1933 may be permitted to directors, officers and controlling persons of the registrant pursuant to the provisions referred to in Item 15 or otherwise (other than the insurance policies referred to therein), the registrant has been advised that in the opinion of the SEC such indemnification is against public policy as expressed in the Securities Act of 1933 and is, therefore, unenforceable. In the event that a claim for indemnification against such liabilities (other than the payment by the registrant of expenses incurred or paid by a director, officer or controlling person of the registrant in the successful defense of any action, suit or proceeding) is asserted against the registrant by such director, officer or controlling person in connection with the securities being registered, the registrant will, unless in the opinion of its counsel the matter has been settled by controlling precedent, submit to a court of appropriate jurisdiction the question whether such indemnification by it is against public policy as expressed in the Securities Act of 1933 and will be governed by the final adjudication of such issue.

  (d) The undersigned registrant hereby undertakes that:

    (1) For purposes of determining any liability under the Securities Act of 1933, the information omitted from the form of prospectus filed as part of this registration statement in reliance upon Rule 430A and contained in a form of prospectus filed by the registrant pursuant to Rule 424(b)(1) or (4) or 497(h) under the Securities Act of 1933 shall be deemed to be part of this registration statement as of the time it was declared effective.

    (2) For the purpose of determining any liability under the Securities Act of 1933, each post-effective amendment that contains a form of prospectus shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

                                  SIGNATURES

  PURSUANT TO THE REQUIREMENTS OF THE SECURITIES ACT OF 1933, THE REGISTRANT CERTIFIES THAT IT HAS REASONABLE GROUNDS TO BELIEVE THAT IT MEETS ALL OF THE REQUIREMENTS FOR FILING ON FORM S-3 AND HAS DULY CAUSED THIS REGISTRATION STATEMENT TO BE SIGNED ON ITS BEHALF BY THE UNDERSIGNED, THEREUNTO DULY AUTHORIZED, IN THE CITY OF ATLANTA AND STATE OF GEORGIA, ON THE 24TH DAY OF OCTOBER, 1995.

                                          BellSouth Telecommunications, Inc.

                                                   /s/ Patrick H. Casey
                                          By___________________________________
                                                     Patrick H. Casey
                                             (Vice President and Comptroller)

  PURSUANT TO THE REQUIREMENTS OF THE SECURITIES ACT OF 1933, THIS REGISTRATION STATEMENT HAS BEEN SIGNED BELOW BY THE FOLLOWING PERSONS IN THE CAPACITIES AND ON THE DATE INDICATED.

Principal Executive Officer:

  Jere A. Drummond*          President and Chief Executive Officer

Principal Financial
 Officer and Principal
 Accounting Officer:
  Patrick H. Casey*          Vice President and Comptroller

Directors:
  Irving W. Bailey II*
  Robert H. Boh*

  Edward E. Crutchfield, Jr.*                      /s/ Patrick H. Casey
  Frank R. Day*                           *By__________________________________
  Jere A. Drummond*                                  Patrick H. Casey
  Lloyd C. Elam*                          (Individually and as attorney-in-fact)
  John W. Harris*
  Mark C. Hollis*
  Harry M. Lightsey, Jr.*                           October 24, 1995
  Thomas H. Meeker*
--------
* By power of attorney.

                                 EXHIBIT INDEX

 EXHIBIT
 NUMBER                      DESCRIPTION OF EXHIBITS
 -------                     -----------------------
         -- Form of Indenture to be used by the Company to issue debt in
  4         series.
         -- BellSouth Telecommunications, Inc. Standard Indenture
  4-a       Provisions (1995-A Edition).
  4-b    -- Form of Supplemental Indenture to be used by the Company to issue debt in series.
  5      -- Opinion and consent of Mr. Roger M. Flynt, Jr., Vice
            President and General Counsel of the Company, as to the
            legality of the Securities to be issued.
 12      -- Computation of Ratio of Earnings to Fixed Charges.
         -- Consent of Coopers & Lybrand L.L.P., independent
 23         accountants.
 24      -- Powers of Attorney.
 25-a    -- Statement of Eligibility of Trustee for First Alabama Bank.
 25-b    -- Statement of Eligibility of Trustee for AmSouth Bank of
            Alabama.
 25-c    -- Statement of Eligibility of Trustee for First American
            National Bank.